Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Second Quarter 2014 Results

HOUSTON, July 24, 2014 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income of $90 million, or $0.65 per share, for the second quarter of 2014, compared with net income of $185 million, or $1.33 per share, in the same period a year earlier. Revenues in the second quarter of 2014 were $692 million, compared with revenues of $758 million in the prior-year quarter.

Net income for the quarter included $0.08 per share received from Niko Resources Ltd. related to a previously announced settlement agreement. Results also included a gain of $0.05 per share from the sale of the jack-up rig Ocean Spartan during the second quarter. Offsetting these items was a negative impact of $0.14 per share related to customer cancellation of the Ocean Vanguard contract.

“During the quarter, the first of our four newbuild drillships, the Ocean BlackHawk, commenced operations in the Gulf of Mexico,” said Marc Edwards, President and Chief Executive Officer. “During 2014, Diamond Offshore will have added five very capable assets to its fleet, three new drillships and two semi-submersibles, with a fourth drillship to be delivered in early 2015.”

“We retain a strong credit rating and a healthy balance sheet,” added Mr. Edwards. “Diamond Offshore remains well positioned to navigate through the current market cycle.”

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 63586906. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 44 offshore drilling rigs, including five rigs under construction. Diamond Offshore’s fleet consists of 33 semisubmersibles, two of which are under construction, five dynamically positioned drillships, three of which are under construction, and six jack-ups. Additional information about the Company and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 51% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning drilling rig deliveries and timing, and future performance, financial condition and market conditions. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Contract drilling	$649,554	$744,898	$1,334,862	$1,444,871
Revenues related to reimbursable expenses	42,690	13,120	66,806	42,888

Total revenues	692,244	758,018	1,401,668	1,487,759

Operating expenses:
Contract drilling, excluding depreciation	395,376	369,036	765,166	744,130
Reimbursable expenses	42,290	12,805	65,956	42,094
Depreciation	108,906	97,143	215,917	193,964
General and administrative	20,478	16,435	43,305	33,250
Gain on disposition of assets	(8,572)	(260)	(8,719)	(2,264)

Total operating expenses	558,478	495,159	1,081,625	1,011,174

Operating income	133,766	262,859	320,043	476,585
Other income (expense):
Interest income	150	271	558	888
Interest expense	(18,523)	(7,951)	(36,678)	(16,020)
Foreign currency transaction gain (loss)	(2,971)	448	(4,149)	607
Other, net	181	674	508	420

Income before income tax expense	112,603	256,301	280,282	462,480
Income tax expense	(22,890)	(70,967)	(44,759)	(101,157)

Net Income	$89,713	$185,334	$235,523	$361,323

Income per share, Basic and Diluted	$0.65	$1.33	$1.71	$2.60

Weighted average shares outstanding:
Shares of common stock	137,145	139,035	137,803	139,034
Dilutive potential shares of common stock	4	37	5	43

Total weighted average shares outstanding	137,149	139,072	137,808	139,077

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
	2014	2014	2013
REVENUES
Floaters:
Ultra-Deepwater	$182,656	$205,794	$231,101
Deepwater	120,539	146,559	184,105
Mid-water	300,902	285,979	288,860

Total Floaters	604,097	638,332	704,066
Jack-ups	45,457	46,976	40,832

Total Contract Drilling Revenue	$649,554	$685,308	$744,898

Revenues Related to Reimbursable Expenses	$42,690	$24,116	$13,120

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$122,327	$123,530	$128,147
Deepwater	81,641	71,949	60,126
Mid-water	148,931	134,046	139,252

Total Floaters	352,899	329,525	327,525
Jack-ups	29,851	28,029	27,377
Other	12,626	12,236	14,134

Total Contract Drilling Expense	$395,376	$369,790	$369,036

Reimbursable Expenses	$42,290	$23,666	$12,805

OPERATING INCOME
Floaters:
Ultra-Deepwater	$60,329	$82,264	$102,954
Deepwater	38,898	74,610	123,979
Mid-water	151,971	151,933	149,608

Total Floaters	251,198	308,807	376,541
Jack-ups	15,606	18,947	13,455
Other	(12,626)	(12,236)	(14,134)
Reimbursable expenses, net	400	450	315
Depreciation	(108,906)	(107,011)	(97,143)
General and administrative expense	(20,478)	(22,827)	(16,435)
Gain on disposition of assets	8,572	147	260

Total Operating Income	$133,766	$186,277	$262,859

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$980,817	$347,011
Marketable securities	350,156	1,750,053
Accounts receivable, net of allowance for bad debts	545,024	469,355
Prepaid expenses and other current assets	200,867	143,997
Asset held for sale	—	7,694

	2,076,864	2,718,110
Drilling and other property and equipment, net of accumulated depreciation	6,055,990	5,467,227
Other assets	229,468	206,097

Total assets	$8,362,322	$8,391,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$249,992	$249,954
Other current liabilities	550,224	495,628
Long-term debt	2,244,336	2,244,189
Deferred tax liability	533,788	525,541
Other liabilities	237,034	238,864
Stockholders’ equity	4,546,948	4,637,258

Total liabilities and stockholders’ equity	$8,362,322	$8,391,434

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Second Quarter (A)		First Quarter		Second Quarter
	2014		2014		2013
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$403	51%	$387	66%	$342	92%
Deepwater Floaters	$418	51%	$418	64%	$409	99%
Mid-Water Floaters	$266	68%	$276	64%	$271	65%
Jack-Ups	$97	74%	$93	79%	$88	74%

A)	Dayrate and utilization calculations for Mid-Water Floaters exclude 22 revenue earning days for which we did not recognize revenue pursuant to GAAP.